PRA Group Reports First Quarter 2026 Results

Strong Start to the Year with 11% Cash Collections Growth and Net Income of $28 Million

Continued Momentum in U.S. Business with Strong Results in Europe

On Track with PRA 3.0 Strategy to Drive Enhanced Results

NORFOLK, Va., May 7, 2026 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the first quarter of 2026 ("Q1 2026").

Q1 2026 Highlights (vs. Q1 2025)
•Total cash collections of $551.9 million, up 11.0%.
•Cash efficiency ratio1 of 61.8%.
•Net income attributable to PRA Group, Inc. of $28.2 million, or diluted earnings per share of $0.73.
•Adjusted EBITDA2 for the 12 months ended March 31, 2026 of $1.3 billion, up 13.9%, which exceeded cash collections growth.
•Total portfolio purchases of $220.9 million, in line with expectations, as we continue to focus on driving higher returns and net income while balancing investments with leverage.
•Estimated remaining collections (ERC)3 of $8.5 billion, up 9.5%.

"We had a strong start to 2026, building on the success we achieved last year with continued improvement in our key financial and operational metrics," said Martin Sjolund, president and chief executive officer. "Cash collections grew 11% from the prior-year period, driven by the continued momentum of our operational initiatives, especially in the U.S. legal collections channel, which was supplemented by strong performance in Europe. Our cash efficiency ratio improved to 62%, even with the increase in legal collection costs to support future collections growth. Net income increased to $28 million and Adjusted EBITDA for the last twelve months was up 14%, growing faster than cash collections, as we continued to gain operating leverage."

"Overall, Q1 was another solid quarter, with strong execution across several operational initiatives and improved financial results. Looking ahead to the rest of the year, we plan to continue making progress on our new PRA 3.0 strategy, including modernizing our technology platforms and innovating with our new mobile app in the UK and global AI initiatives. We believe we are in a strong position to continue delivering enhanced results and value for our shareholders, as we transform PRA into a high-performing, technology-enabled global allocator of capital."

1.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
2.A reconciliation of net income attributable to PRA Group, Inc. to Adjusted EBITDA can be found at the end of this press release.
3.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source, as reported and on a constant currency-adjusted basis:

Cash Collection Source	2026	2025
($ in thousands)	Q1	Q4	Q3	Q2	Q1
U.S. Core	$268,409	$249,322	$258,277	$253,856	$240,467
U.S. Insolvency	20,141	20,223	21,131	21,175	20,589
Europe Core	192,019	188,277	185,910	185,652	164,371
Europe Insolvency	20,547	19,166	22,658	24,609	21,205
Other markets (1)	50,812	54,670	54,268	50,996	50,804
Total cash collections	$551,928	$531,658	$542,244	$536,288	$497,436

Cash Collection Source -
Constant Currency-Adjusted	2026				2025
($ in thousands)	Q1				Q1
U.S. Core	$268,409				$240,467
U.S. Insolvency	20,141				20,589
Europe Core	192,019				180,408
Europe Insolvency	20,547				22,720
Other markets (1)	50,812				55,931
Total cash collections	$551,928				$520,115

•Total cash collections in Q1 2026 increased 11.0% to $551.9 million, compared to $497.4 million in the first quarter of 2025 ("Q1 2025"), driven by the continued increase in cash generation from our investments in the U.S. legal collections channel, as well as strong performance in our European business.

	Three Months Ended March 31,
($ in thousands)	2026	2025
Portfolio income	$269,579	$240,958
Recoveries collected in excess of forecast	22,698	16,500
Changes in expected future recoveries	21,188	11,422
Changes in expected recoveries	43,886	27,922
Total portfolio revenue	$313,465	$268,880

•Portfolio income in Q1 2026 increased 11.9% to $269.6 million, compared to $241.0 million in Q1 2025, driven by strong recent purchases at improved returns.
•Changes in expected recoveries in Q1 2026 increased to $43.9 million, compared to $27.9 million in Q1 2025.
•Total portfolio revenue in Q1 2026 increased 16.6% to $313.5 million, compared to $268.9 million in Q1 2025.

Expenses
1.Reflects total cash collections in South America, Canada and Australia.

•Operating expenses in Q1 2026 increased $16.2 million to $211.3 million, compared to $195.0 million in Q1 2025, driven primarily by a $15.1 million increase in legal collection costs to support future cash collections growth.
◦Compensation and benefits expense decreased $2.6 million, primarily due to our efforts to right-size our agent headcount, leverage more external collections resources (including offshore agents), and eliminate more than 115 corporate roles in the fourth quarter of 2025.
◦Communication expense decreased $1.5 million, due to the use of more cost-efficient collection strategies.
•Interest expense, net in Q1 2026 increased to $63.5 million, compared to $61.0 million in Q1 2025, primarily reflecting an increase in debt balances.
•The effective tax rate for the quarter was 21.6%.

Portfolio Purchases

Portfolio Purchase Source	2026	2025
($ in thousands)	Q1	Q4	Q3	Q2	Q1
U.S. Core	$105,469	$102,254	$119,672	$160,193	$148,903
U.S. Insolvency	13,043	10,088	14,809	22,134	12,059
Europe Core	86,715	152,375	95,239	142,465	108,390
Europe Insolvency	4,837	4,758	5,934	4,757	4,856
Other markets (1)	10,786	45,326	19,838	16,956	17,494
Total portfolio purchases	$220,850	$314,801	$255,492	$346,505	$291,702

•The Company purchased $220.9 million in portfolios of nonperforming loans in Q1 2026.
•At the end of Q1 2026, the Company had in place estimated forward flow commitments2 of $321.8 million over the next 12 months, comprised of $172.6 million in Europe, $132.2 million in the U.S., and $17.0 million in other markets.

Credit Availability
•Total availability under the Company's credit facilities as of March 31, 2026 was $996.0 million, comprised of $714.3 million based on current ERC and subject to debt covenants, and $281.7 million of additional availability subject to borrowing base and debt covenants, including advance rates.

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss its financial and operational results. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 646-357-8785 in the U.S. or 1-800-836-8184 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until May 7, 2027, or call 646-517-4150 in the U.S. or 1-888-660-6345 outside the U.S. and use access code 86103# until May 14, 2026.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loan portfolios, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

1.Reflects total portfolio purchases in South America, Canada and Australia.
2.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming loan portfolios at pre-established prices. These amounts represent our estimated forward flow purchases over the next 12 months under the agreements in place based on projections and other factors, including sellers' estimates of future forward flow sales, and are dependent on actual delivery by the sellers and, in some cases, the impact of foreign exchange rate fluctuations. Accordingly, amounts purchased under these agreements may vary significantly.

About Forward Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenues
Portfolio income	$269,579	$240,958
Changes in expected recoveries	43,886	27,922
Total portfolio revenue	313,465	268,880
Other revenue	1,068	739
Total revenues	314,533	269,619
Operating expenses
Compensation and benefits	70,738	73,323
Legal collection costs	48,458	33,394
Legal collection fees	17,071	15,230
Agency fees	24,581	21,368
Professional and outside services	20,884	21,103
Communication	9,019	10,477
Rent and occupancy	3,258	3,480
Depreciation, amortization and impairment of long-lived assets	1,708	3,769
Other operating expenses	15,562	12,898
Total operating expenses	211,279	195,042
Income from operations	103,254	74,577
Other income/(expense)
Interest expense, net	(63,518)	(60,970)
Foreign exchange gain/(loss), net	1,054	(51)
Other	(254)	(180)
Income before income taxes	40,536	13,376
Income tax expense	8,764	4,312
Net income	31,772	9,064
Net income attributable to noncontrolling interests	3,562	5,405
Net income attributable to PRA Group, Inc.	$28,210	$3,659
Net income per common share attributable to PRA Group, Inc.
Basic	$0.74	$0.09
Diluted	$0.73	$0.09
Weighted average number of shares outstanding
Basic	38,368	39,549
Diluted	38,511	39,688

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	(unaudited)
	March 31, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$124,778	$104,409
Investments	143,358	66,628
Finance receivables, net	4,637,094	4,688,024
Income taxes receivable	15,700	17,702
Deferred tax assets, net	70,914	76,955
Right-of-use assets	28,715	29,206
Property and equipment, net	24,567	24,886
Goodwill	26,871	26,871
Prepaid expenses and other assets	134,833	68,641
Total assets	$5,206,830	$5,103,322
LIABILITIES AND EQUITY
Liabilities
Accrued expenses and accounts payable	$100,483	$131,812
Income taxes payable	30,083	29,845
Deferred tax liabilities, net	18,733	17,064
Lease liabilities	31,595	32,160
Interest-bearing deposits	78,740	106,148
Borrowings	3,779,167	3,697,338
Other liabilities	99,475	48,990
Total liabilities	4,138,276	4,063,357
Equity
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01par value, 100,000 shares authorized, 38,141 shares issued and outstanding as of March 31, 2026; 100,000 shares authorized, 38,453 shares issued and outstanding as of December 31, 2025	381	385
Additional paid-in capital	3,289	11,474
Retained earnings	1,283,217	1,255,007
Accumulated other comprehensive loss	(284,599)	(287,015)
Total stockholders' equity - PRA Group, Inc.	1,002,288	979,851
Noncontrolling interests	66,266	60,114
Total equity	1,068,554	1,039,965
Total liabilities and equity	$5,206,830	$5,103,322

Purchase Price Multiples as of March 31, 2026 (in thousands, except percentages)
Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Purchase Price Multiple	Original Purchase Price Multiple
U.S. Core
1996-2015	$2,736,875	$7,505,108	$94,785	274%	224%
2016	400,545	819,619	32,606	205%	195%
2017	511,902	1,168,721	68,438	228%	193%
2018	604,669	1,373,598	93,421	227%	199%
2019	432,222	1,017,206	70,674	235%	209%
2020	415,384	940,628	88,849	226%	215%
2021	339,885	603,675	118,686	178%	191%
2022	275,433	435,742	140,794	158%	164%
2023	506,319	947,969	447,691	187%	191%
2024	727,672	1,679,170	1,085,766	231%	211%
2025	531,021	1,144,614	975,398	216%	216%
2026	105,469	212,526	209,118	202%	202%
Subtotal	7,587,396	17,848,576	3,426,226
U.S. Insolvency
1996-2015	1,472,385	2,806,689	—	191%	154%
2016	67,454	85,669	21	127%	124%
2017	275,257	359,605	182	131%	125%
2018	97,879	137,302	59	140%	127%
2019	120,845	164,398	174	136%	128%
2020	62,130	90,300	1,584	145%	136%
2021	54,898	74,136	5,237	135%	136%
2022	33,442	47,860	11,718	143%	139%
2023	61,242	80,321	38,358	131%	136%
2024	68,168	99,364	58,508	146%	149%
2025	59,091	93,168	84,236	158%	160%
2026	13,043	20,891	20,790	160%	160%
Subtotal	2,385,834	4,059,703	220,867
Total U.S.	9,973,230	21,908,279	3,647,093
Europe Core
2012-2015	1,225,893	3,516,570	478,195	287%	190%
2016	333,090	601,998	142,105	181%	167%
2017	252,174	366,501	77,563	145%	144%
2018	341,775	574,229	151,942	168%	148%
2019	518,610	888,852	272,541	171%	152%
2020	324,119	609,550	212,981	188%	172%
2021	412,411	732,470	338,322	178%	170%
2022	359,447	600,333	370,631	167%	162%
2023	410,593	709,805	464,760	173%	169%
2024	451,786	821,118	685,317	182%	180%
2025	512,533	951,214	843,307	186%	185%
2026	85,057	157,440	154,812	185%	185%
Subtotal	5,227,488	10,530,080	4,192,476
Europe Insolvency
2014-2015	29,849	49,058	—	164%	135%
2016	39,338	58,616	440	149%	130%
2017	39,235	53,074	402	135%	128%
2018	44,908	53,386	543	119%	123%
2019	77,218	114,419	3,630	148%	130%
2020	105,440	162,032	5,399	154%	129%
2021	53,230	81,302	8,945	153%	134%
2022	44,604	66,962	20,325	150%	137%
2023	46,558	67,060	32,053	144%	138%
2024	43,459	64,128	38,821	148%	147%
2025	20,760	30,329	26,435	146%	145%
2026	4,752	7,346	7,301	155%	155%
Subtotal	549,351	807,712	144,294
Total Europe	5,776,839	11,337,792	4,336,770
Other markets (5)	951,094	2,229,871	564,685	234%	204%
Total PRA Group	$16,701,163	$35,475,942	$8,548,548
(1)    Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(3)Non-U.S. amounts are presented at the period-end exchange rate for the respective period of purchase.
(4)Non-U.S. amounts are presented at the March 31, 2026 exchange rate.
(5)Reflects all vintages in South America, Canada and Australia.

Portfolio Financial Information (1)
(in thousands)
	March 31, 2026 (year-to-date)				As of March 31, 2026
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Changes in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables (3)
U.S. Core
1996-2015	$10,384	$5,487	$2,695	$8,182	$31,227
2016	2,583	1,544	(84)	1,460	13,786
2017	5,257	3,270	(775)	2,495	27,494
2018	8,281	4,151	(418)	3,733	45,382
2019	6,631	3,457	(608)	2,849	33,983
2020	9,056	4,407	(982)	3,425	44,546
2021	10,372	5,050	(486)	4,564	59,591
2022	11,381	4,636	309	4,945	82,701
2023	39,177	18,207	(5,753)	12,454	241,850
2024	98,754	47,239	14,278	61,517	574,230
2025	63,125	43,364	(2,313)	41,051	500,322
2026	3,408	2,796	140	2,936	104,934
Subtotal	268,409	143,608	6,003	149,611	1,760,046
U.S. Insolvency
1996-2015	235	—	234	234	—
2016	39	1	26	27	19
2017	189	10	112	122	160
2018	134	2	100	102	57
2019	430	6	316	322	168
2020	544	52	86	138	1,401
2021	2,231	191	(97)	94	4,943
2022	2,184	362	(45)	317	10,557
2023	4,590	1,054	(33)	1,021	33,215
2024	5,709	2,188	(318)	1,870	45,042
2025	3,753	2,800	(857)	1,943	57,786
2026	103	143	41	184	13,117
Subtotal	20,141	6,809	(435)	6,374	166,465
Total U.S.	288,550	150,417	5,568	155,985	1,926,511
Europe Core
2012-2015	29,774	16,872	7,948	24,820	141,516
2016	6,773	2,758	5,129	7,887	80,998
2017	3,812	1,290	502	1,792	51,383
2018	7,984	2,910	3,002	5,912	95,137
2019	14,181	4,758	1,506	6,264	183,088
2020	9,918	4,154	1,275	5,429	128,550
2021	14,216	6,146	1,182	7,328	204,281
2022	15,933	6,390	2,068	8,458	233,121
2023	21,308	8,862	4,282	13,144	277,845
2024	29,869	13,672	3,368	17,040	385,315
2025	35,581	17,411	240	17,651	458,722
2026	2,670	937	723	1,660	83,953
Subtotal	192,019	86,160	31,225	117,385	2,323,909
Europe Insolvency
2014-2015	98	—	98	98	—
2016	124	18	102	120	115
2017	176	8	230	238	242
2018	227	10	93	103	424
2019	809	88	(30)	58	3,003
2020	2,039	150	(11)	139	5,075
2021	3,682	263	1,236	1,499	8,218
2022	3,659	542	1,138	1,680	17,622
2023	4,222	863	751	1,614	27,020
2024	4,003	1,307	194	1,501	29,818
2025	1,463	700	229	929	19,481
2026	45	35	33	68	4,747
Subtotal	20,547	3,984	4,063	8,047	115,765
Total Europe	212,566	90,144	35,288	125,432	2,439,674
Other markets (4)	50,812	29,018	3,030	32,048	270,909
Total PRA Group	$551,928	$269,579	$43,886	$313,465	$4,637,094
(1)    Includes the nonperforming loan portfolios that were acquired through our business acquisitions.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the March 31, 2026 exchange rate.
(4)Reflects all vintages in South America, Canada and Australia.

Cash Collections by Year, By Year of Purchase (1) as of March 31, 2026
						(in millions)
Purchase Period	Purchase Price (2)(3)	1996-2015	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	Total
U.S. Core
1996-2015	$2,736.9	$5,186.4	$673.8	$479.4	$337.7	$230.9	$149.3	$98.2	$67.1	$51.7	$64.7	$53.6	$10.4	$7,403.2
2016	400.5	—	86.1	195.3	160.1	116.6	88.7	59.9	29.1	17.6	18.1	12.9	2.6	787.0
2017	511.9	—	—	94.3	264.4	247.1	185.6	124.8	73.1	41.6	37.5	26.6	5.3	1100.3
2018	604.7	—	—	—	106.3	320.2	304.7	214.8	131.6	83.2	68.1	42.9	8.3	1280.1
2019	432.2	—	—	—	—	93.4	282.2	237.4	141.7	86.1	61.8	37.3	6.6	946.5
2020	415.4	—	—	—	—	—	127.4	274.7	185.4	121.3	83.6	50.4	9.1	851.9
2021	339.9	—	—	—	—	—	—	73.8	149.9	115.3	82.8	52.8	10.4	485.0
2022	275.4	—	—	—	—	—	—	—	34.9	102.4	87.8	58.5	11.4	295.0
2023	506.3	—	—	—	—	—	—	—	—	63.5	211.8	185.9	39.2	500.4
2024	727.7	—	—	—	—	—	—	—	—	—	119.8	374.9	98.8	593.5
2025	531.0	—	—	—	—	—	—	—	—	—	—	106.1	63.1	169.2
2026	105.5	—	—	—	—	—	—	—	—	—	—	—	3.2	3.2
Subtotal	7,587.4	5,186.4	759.9	769.0	868.5	1,008.2	1,137.9	1,083.6	812.8	682.7	836.0	1,001.9	268.4	14,415.3
U.S. Insolvency
1996-2015	1,472.4	2,290.4	230.4	142.6	78.6	39.1	13.6	4.5	2.9	1.8	1.4	1.0	0.2	2,806.5
2016	67.5	—	10.1	18.9	18.2	16.4	13.0	6.6	1.3	0.6	0.4	0.1	—	85.6
2017	275.3	—	—	49.1	97.3	80.9	58.8	44.0	20.8	4.9	2.5	1.0	0.2	359.5
2018	97.9	—	—	—	6.7	27.4	30.5	31.6	24.6	12.7	2.5	1.0	0.1	137.1
2019	120.8	—	—	—	—	13.4	30.9	37.9	36.8	28.0	14.2	2.7	0.4	164.3
2020	62.1	—	—	—	—	—	6.5	16.1	20.4	19.5	17.0	8.7	0.5	88.7
2021	54.9	—	—	—	—	—	—	4.5	17.7	17.4	15.2	11.8	2.2	68.8
2022	33.4	—	—	—	—	—	—	—	3.2	9.2	11.1	10.5	2.2	36.2
2023	61.2	—	—	—	—	—	—	—	—	4.5	14.8	18.0	4.6	41.9
2024	68.2	—	—	—	—	—	—	—	—	—	12.1	23.1	5.7	40.9
2025	59.1	—	—	—	—	—	—	—	—	—	—	5.2	3.8	9.0
2026	13.0	—	—	—	—	—	—	—	—	—	—	—	0.2	0.2
Subtotal	2,385.8	2,290.4	240.5	210.6	200.8	177.2	153.3	145.2	127.7	98.6	91.2	83.1	20.1	3,838.7
Total U.S.	9,973.2	7,476.8	1,000.4	979.6	1,069.3	1,185.4	1,291.2	1,228.8	940.5	781.3	927.2	1,085.0	288.5	18,254.0
Europe Core
2012-2015	1,225.8	538.4	350.2	310.3	290.5	241.4	206.0	202.4	164.3	142.4	132.1	126.9	29.8	2,734.7
2016	333.1	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	29.7	27.4	27.1	6.8	472.8
2017	252.2	—	—	17.9	56.0	44.1	36.1	34.8	25.2	20.2	17.9	15.7	3.8	271.7
2018	341.8	—	—	—	24.3	88.7	71.3	69.1	50.7	41.6	37.1	34.3	8.0	425.1
2019	518.6	—	—	—	—	48.0	125.7	121.4	89.8	75.1	68.2	61.7	14.2	604.1
2020	324.1	—	—	—	—	—	32.3	91.7	69.0	56.1	50.1	45.1	9.9	354.2
2021	412.4	—	—	—	—	—	—	48.5	89.9	73.0	66.6	59.7	14.2	351.9
2022	359.4	—	—	—	—	—	—	—	33.9	83.8	74.7	67.8	15.9	276.1
2023	410.6	—	—	—	—	—	—	—	—	50.2	103.1	93.2	21.3	267.8
2024	451.9	—	—	—	—	—	—	—	—	—	46.3	135.6	29.9	211.8
2025	512.5	—	—	—	—	—	—	—	—	—	—	57.1	35.6	92.7
2026	85.1	—	—	—	—	—	—	—	—	—	—	—	2.6	2.6
Subtotal	5,227.5	538.4	390.6	407.1	443.4	480.2	519.7	614.6	559.7	572.1	623.5	724.2	192.0	6,065.5
Europe Insolvency
2014-2015	29.9	7.3	8.3	8.2	7.4	5.4	3.7	1.9	0.8	0.6	0.4	0.3	0.1	44.4
2016	39.3	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	1.3	0.8	0.6	0.1	61.9
2017	39.2	—	—	1.2	7.9	9.2	9.8	9.4	6.5	3.8	1.5	1.0	0.2	50.5
2018	44.9	—	—	—	0.6	8.4	10.3	11.7	9.8	7.2	3.5	1.4	0.2	53.1
2019	77.2	—	—	—	—	5.0	21.1	23.9	21.0	17.5	12.9	6.1	0.8	108.3
2020	105.4	—	—	—	—	—	6.0	34.6	34.1	29.7	25.5	15.5	2.0	147.4
2021	53.2	—	—	—	—	—	—	5.5	14.4	14.7	15.4	14.6	3.7	68.3
2022	44.6	—	—	—	—	—	—	—	4.5	12.4	15.2	15.2	3.7	51.0
2023	46.7	—	—	—	—	—	—	—	—	4.2	12.7	15.7	4.2	36.8
2024	43.4	—	—	—	—	—	—	—	—	—	9.5	15.2	4.0	28.7
2025	20.8	—	—	—	—	—	—	—	—	—	—	1.9	1.5	3.4
2026	4.8	—	—	—	—	—	—	—	—	—	—	—	—	—
Subtotal	549.4	7.3	14.5	22.1	28.8	38.7	58.8	93.0	93.8	91.4	97.4	87.5	20.5	653.8
Total Europe	5,776.9	545.7	405.1	429.2	472.2	518.9	578.5	707.6	653.5	663.5	720.9	811.7	212.5	6,719.3
Other markets (3)	951.1	33.9	86.5	103.9	83.7	137.0	135.9	125.4	135.0	215.9	220.5	210.7	50.9	1,539.3
Total PRA Group	$16,701.2	$8,056.4	$1,492.0	$1,512.7	$1,625.2	$1,841.3	$2,005.6	$2,061.8	$1,729.0	$1,660.7	$1,868.6	$2,107.4	$551.9	$26,512.6
(1)Non-U.S. amounts are presented at the average exchange rates during the cash collections period.
(2)Includes the acquisition date finance receivables portfolios acquired through our business acquisitions.
(3)Non-U.S. amounts, including purchase price adjustments that occur throughout the life of a portfolio, are presented at the exchange rate at the end of the respective period of purchase.
(4)Reflects all vintages in South America, Canada and Australia.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including the non-GAAP financial measures referred to below, internally to evaluate the Company’s performance and to set performance goals. Included below are reconciliations of the most directly comparable financial measures calculated in accordance with GAAP to the corresponding non-GAAP financial measure. The non-GAAP financial measures included below should not be considered as an alternative to the most directly comparable financial measure determined in accordance with GAAP. The calculation of the non-GAAP financial measures included below may not be comparable to the calculation of similarly titled financial measures reported by other companies.

Adjusted EBITDA

Adjusted EBITDA is calculated as net income (or loss) attributable to PRA Group, Inc. plus income tax expense (or less income tax benefit); less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense; plus depreciation and amortization; plus impairment of real estate; plus goodwill impairment; plus net income attributable to noncontrolling interests; less gain on sale of equity method investment; and plus recoveries collected and applied to Finance receivables, net less Changes in expected recoveries.

The Company presents Adjusted EBITDA because the Company considers it an important supplemental measure of its operational and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of the Company's operational and financial performance and is useful to investors as other companies in the industry report similar financial measures.

Set forth below is a reconciliation of net loss attributable to PRA Group, Inc. to Adjusted EBITDA for the last twelve months (LTM) ended March 31, 2026 and for the year ended December 31, 2025.

	LTM	Year Ended
Adjusted EBITDA Reconciliation ($ in thousands)	March 31, 2026	December 31, 2025
Net loss attributable to PRA Group, Inc.	$(280,591)	$(305,142)
Adjustments:
Income tax expense	51,187	46,735
Foreign exchange gain	(1,860)	(755)
Interest expense, net	254,336	251,788
Other expense	410	336
Depreciation and amortization	7,805	9,035
Impairment of real estate	573	1,404
Goodwill impairment	412,611	412,611
Net income attributable to noncontrolling interests	13,325	15,168
Gain on sale of equity method investment	(38,403)	(38,403)
Recoveries collected and applied to Finance receivables, net less Changes in expected recoveries	929,206	922,697
Adjusted EBITDA	$1,348,599	$1,315,474
ROATE
The Company uses return on average tangible equity ("ROATE") to monitor and evaluate operating performance relative to the Company's equity. Management believes ROATE is a useful financial measure for investors in evaluating the effective use of equity, and is an important component of its long-term shareholder return. Average tangible equity is defined as average Total stockholders' equity - PRA Group, Inc. less average goodwill and average other intangible assets. ROATE is calculated by dividing Net income attributable to PRA Group, Inc. by Average tangible equity. Return on equity ("ROE") is calculated by by dividing Net income attributable to PRA Group, Inc. by average Total stockholders' equity - PRA Group, Inc.

The following table provides a reconciliation of Total stockholders' equity - PRA Group, Inc. as reported in accordance with GAAP to Average tangible equity and provides the Company's ROE and ROATE for the periods indicated (in thousands, except for ratio data):

			Average Tangible Equity Reconciliation (1)
	Balance as of Period End		First Quarter
	March 31, 2026	March 31, 2025	2026	2025
Total stockholders' equity - PRA Group, Inc.	$1,002,288	$1,219,108	$991,068	$1,177,070
Goodwill	26,871	420,715	26,871	408,536
Other intangible assets	1,344	1,488	1,390	1,471
Average tangible equity			$962,807	$767,063

			ROE and ROATE (2)
			First Quarter
			2026	2025
Net income attributable to PRA Group, Inc.			$28,210	$3,659
Return on equity			11.4%	1.2%
Return on average tangible equity			11.7%	1.9%

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
757-431-7913
IR@PRAGroup.com

1.Amounts represent the average balances for the respective periods.
2.Based on annualized Net income attributable to PRA Group, Inc.